UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 28, 2019

PARTY CITY HOLDCO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37344	46-0539758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

80 Grasslands Road Elmsford, New York		10523
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (914) 345-2020

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01/share	PRTY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 28, 2019, certain subsidiaries of Party City Holdco Inc. (the “Company”) completed the sale of its Chester, New York distribution center, its Eden Prairie, Minnesota metallic balloons manufacturing facility and its Los Lunas, New Mexico injection molded plastics manufacturing facility to Spirit Realty, L.P., in connection with a sale-leaseback transaction (the “Sale-Leaseback Transaction”).

The Company will receive $128 million of proceeds from the sale and will use half of the net proceeds to repay amounts outstanding under its term loan credit agreement and half of the net proceeds to repay amounts outstanding under its ABL credit agreement.

The foregoing description of the Purchase and Sale Agreement does not purport to be complete, and is qualified in its entirety by reference to the Purchase and Sale Agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Under the terms of the Master Lease Agreement, the Company will lease each of the three facilities for 20 years. Additionally, the agreement contains four renewal periods of five years each. The total annual rent for all three facilities will start at $8.32 million and will increase by 2% per year.

The foregoing description of the Master Lease Agreement does not purport to be complete, and is qualified in its entirety by reference to the Master Lease Agreement, filed as Exhibit 10.2 to this Current Report on Form 8-K, which is incorporated herein by reference.

Also on June 28, 2019, certain of the Company’s subsidiaries entered into (i) the Third Amendment to Term Loan Credit Agreement, among Party City Holdings Inc. (the “Borrower Agent”), Party City Corporation (the “Subsidiary Borrower”, and together with the Borrower Agent, the “Borrowers”), PC Intermediate Holdings, Inc. (“Holdings”), Deutsche Bank AG New York Branch (the “TLB Agent”) and each of the Lenders party thereto (the “Third Term Loan Amendment”), which amends the Credit Agreement, dated as of August 19, 2015 by and among the Borrowers, Holdings, the TLB Agent, DBNY, as collateral agent, the subsidiaries of the Borrowers party thereto from time to time and the Lenders party thereto from time to time, and (ii) the Fourth Amendment to ABL Credit Agreement, among the Borrowers, PC Intermediate Holdings, Inc. (“PC Intermediate”), a wholly-owned indirect subsidiary of the Company, JPMorgan Chase Bank, N.A. (the “ABL Agent”) and each of the Lenders party thereto (the “Fourth ABL Amendment”), which amends the ABL Credit Agreement, dated as of August 19, 2015 by and among the Borrowers, PC Intermediate, the ABL Agent, the various lenders party thereto and the other agents named therein, to permit the Sale-Leaseback Transactions. The foregoing description of the Third Term Loan Agreement and the Fourth ABL Amendment does not purport to be complete, and is qualified in its entirety by reference to the Third Term Loan Agreement and the Fourth ABL Amendment, filed as Exhibits 10.3 and 10.4, respectively, to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibit

10.1	Purchase and Sale Agreement, dated June 28, 2019, by and between Spirit Realty, L.P. and Amscan Inc., Anagram Eden Prairie Property Holdings LLC, and Amscan NM Land, LLC

10.2	Master Lease Agreement, dated June 28, 2019, by and between Spirit Realty, L.P. and Party City Holdings Inc.

10.3	Third Amendment to Term Loan Credit Agreement, dated June 28, 2019.

10.4	Fourth Amendment to ABL Credit Agreement, dated June 28, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARTY CITY HOLDCO INC.

Date: July 3, 2019	By:	/s/ Michael Correale
Michael Correale
Interim Chief Financial Officer